UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2013

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held the Annual Meeting of Stockholders on May 7, 2013. Stockholders of record at the close of business on March 15, 2013 (the “Record Date”) were entitled to vote at the Meeting. As of the Record Date, 6,609,258 shares of the Company's Common Stock were entitled to vote. A total of 5,785,055 shares of the Company's Common Stock (87.53%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

Proposal 1: The Company's stockholders elected ten directors to the Board to serve for a one year term until the 2014 annual meeting of stockholders. The votes regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Kenneth G. Langone	2,610,799	763,464	2,410,792
Matthew C. Blank	3,284,776	89,487	2,410,792
Matthew Carey	3,289,714	84,549	2,410,792
Thomas Coughlin	3,230,458	143,805	2,410,792
Peter A. Georgescu	3,286,870	87,393	2,410,792
Sir Ronald Hampel	3,287,390	86,873	2,410,792
Frank A Riddick, III	3,263,186	111,077	2,410,792
Derek Smith	3,308,169	66,094	2,410,792
Michael Solomon	3,251,614	122,649	2,410,792
Kathryn K. McCarthy	3,305,694	68,569	2,410,792

Proposal 2: The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
5,752,562	25,058	7,435	—

Proposal 3: The Company's stockholders voted, on an advisory basis, to approve named executive compensation.

For	Against	Abstain	Broker Non-Votes
3,291,678	78,093	4,492	2,410,792

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn K. McCarthy
Kathryn K. McCarthy President and Chief Executive Officer

Date:  May 9, 2013